UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Rouse Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-352878 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant’s telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Rouse Properties, Inc. (the “Company”) was held on June 23, 2016. The purpose of the Special Meeting was to submit to a vote of the Company’s stockholders as of the close of business on May 24, 2016 (the “Record Date”) the previously disclosed proposals with respect to the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated February 25, 2016, by and among the Company, BSREP II Retail Pooling LLC (“Parent”), BSREP II Retail Holdings Corp. (“Acquisition Sub”), and solely for the purposes stated therein, the “Guarantors” named therein. The proposals voted upon were: (i) the adoption of the Merger Agreement; (ii) the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”); and (iii) the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Adoption of the Merger Agreement required the affirmative vote of (1) holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date (the “Stockholder Approval”) and (2) holders of a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including Brookfield Property Partners L.P. and its affiliates) (the “Unaffiliated Stockholders”) at the close of business on the Record Date (the “Minority Approval”).

According to the report of the inspector of election, (i) 57,886,782 shares of Common Stock were outstanding as of the Record Date; (ii) 38,499,157 shares of Common Stock were held by the Unaffiliated Stockholders as of the Record Date; and (iii) the holders of a total of 55,463,890 shares of Common Stock, representing approximately 95.81% of the outstanding shares of Common Stock, were present in person or represented by proxy at the Special Meeting.

Also according to the report of the inspector of elections, at the Special Meeting, the Merger Agreement was adopted by holders of approximately 88.32% of the outstanding shares of Common Stock and by holders of approximately 82.44% of the outstanding shares of Common Stock beneficially owned by the Unaffiliated Stockholders. The proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, was not needed.

A tally of the votes for the Stockholder Approval is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,127,690	4,218,913	117,287	N/A

A tally of the votes for the Minority Approval is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,740,065	4,218,913	117,287	N/A

In addition, the Company’s stockholders approved the Merger-Related Compensation Proposal.  A tally of the votes for such proposal is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
50,827,508	4,428,032	208,350	N/A

Item 8.01.                                        Other Events.

On June 23, 2016, the Company issued a press release announcing that its stockholders had adopted the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2016	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 23, 2016.